UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023 (April 5, 2023)

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2023, Verisk Analytics, Inc. (the “Company”) entered into the Fifth Amendment to Second Amended and Restated Credit Agreement (the “Fifth Amendment”) which amends the Second Amended and Restated Credit Agreement dated as of April 22, 2015 (as amended by the First Amendment dated as of July 24, 2015, the Second Amendment dated as of May 26, 2016, the Third Amendment dated as of May 18, 2017 and the Fourth Amendment dated as of August 15, 2019, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by the Fifth Amendment, the “Amended Credit Agreement”) among the Company, the lenders party thereto and Bank of America, N.A. as administrative agent. The Fifth Amendment provides for (i) an extension of the maturity date of the $1.0 billion revolving credit facility under the Amended Credit Agreement to the date that is five years after the date of the Fifth Amendment, (ii) implementation of “Term SOFR”, “SOFR Daily Floating Rate” and “SONIA” as reference rates for borrowings under the Amended Credit Agreement, (iii) certain modifications to the definition of “Applicable Rate”, among other things, to reflect reductions in the unused commitment fee, (iv) changes to the financial covenant based on the consolidated funded debt leverage ratio to increase the ratio level from 3.50:1.00 to 3.75:1.00 and to allow for a one temporary step-up to 4.25:1.00 and one temporary step-up to 4.50:1.00 in connection with the closing of a permitted acquisition and (v) certain other modifications and updates to the Existing Credit Agreement as further detailed in the Fifth Amendment. All borrowings under the Amended Credit Agreement shall continue to remain unsecured.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, which is annexed as Exhibit 10.1 and is incorporated by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Second Amended and Restated Credit Agreement dated as of April 5, 2023 among Verisk Analytics, Inc., as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: April 5, 2023	By:	/s/ Kathy Card Beckles
	Name:	Kathy Card Beckles
	Title:	Executive Vice President and Chief Legal Officer